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                               Eaton Corporation
                        1993 Annual Report on Form 10-K
                                  Item 14(c)
                                  Exhibit 21
                       Subsidiaries of Eaton Corporation


Eaton is publicly held and has no parent corporation. Eaton's subsidiaries, the state or country in which each was organized, and the percentage of voting securities owned by Eaton or another Eaton subsidiary as of December 31, 1993 are as follows:



                                                             Where             Percentage of voting securities owned
Consolidated subsidiaries (A)                             organized         (by Eaton unless otherwise indicated)
- -------------------------------                           ----------        --------------------------------------
American Nucleonics Corporation                           California        100%      AIL Systems Inc.
AIL Systems Inc.                                          Delaware           95.389%  AIL Systems Holding Company
BAC Investments Ltd.                                      Delaware          100%
Eaton Administration Corporation                          Delaware          100%
Eaton ESC Holding Company                                 Delaware          100%
Eaton International Corporation                           Delaware          100%
Eaton USEV Holding Company                                Delaware          100%
ERC Corporation                                           Delaware          100%       Eaton Leasing Corporation
ERC II Corporation                                        Delaware          100%       Eaton Leasing Corporation
AIL Systems Holding Company                               Nevada            100%
Eaton Airflex Division, Inc.                              Ohio              100%
Eaton Consulting Services Corporation                     Ohio              100%
Eaton IDT, Inc.                                           Ohio              100%
Eaton-Kenway, Inc.                                        Ohio              100%
Eaton Leasing Corporation                                 Ohio              100%
Eaton Properties Corporation                              Ohio              100%        Eaton Leasing Corporation
Eaton Truck Systems, Inc.                                 Ohio              100%
Eaton Utah Corporation                                    Ohio              100%        Eaton Leasing Corporation
Eaton Westlake Corporation                                Ohio              100%        Eaton Leasing Corporation
U. S. Engine Valve (Partnership)                          Ohio               70%        Eaton USEV Holding Company
Kenway Handling Systems, Inc.                             New York          100%        Eaton-Kenway, Inc.
Eaton I.C.S.A.                                            Argentina         100%
Eaton Pty. Ltd.                                           Australia         100%
Eaton Controls Pty. Limited                               Australia          99.99996%  Eaton International Corporation
                                                                               .00004%  Eaton Pty. Ltd.
Eaton Specialty Controls Pty. Ltd.                        Australia          99.99996%  Eaton Corporation
                                                                               .00004%  Eaton International Corporation
Eaton Holding Limited                                     Barbados          100%        Eaton Yale Ltd.
Eaton Services Limited                                    Barbados          100%        Eaton Holding Limited
Saturn Insurance Company Ltd.                             Bermuda
                                                             Islands        100%
Equipamentos Eaton Ltda.                                  Brazil             98.1%      BAC Investments Ltd.
                                                                              1.9%
Eaton Mercantil Exportadora Ltda.                         Brazil            100%        Equipamentos Eaton Ltda.
Eaton ETN Offshore Ltd.                                   Canada            100%        Common Shares - Eaton Corporation
                                                                            100%        Preferred Shares - Eaton Int'l. Corp.
Eaton Yale Ltd.                                           Canada            100%        Eaton ETN Offshore Ltd.
Eaton Controles Industriales S.A.                         Costa Rica         97.53%     Eaton International Corporation
Eaton S.A.                                                France            100%
Eaton Technologies S.A.                                   France             55%
                                                                             45%        Eaton International Corporation
Eaton Controls S.A.                                       France            100%        Eaton Technologies S.A.
Kirsten France S.A.                                       France            100%        Kirsten Verwaltungs G.m.b.H.
Eaton G.m.b.H.                                            Germany           100%


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                                                          Where             Percentage of voting securities owned
Consolidated subsidiaries (A)                             organized         (by Eaton unless otherwise indicated)
- -----------------------------------                       ---------         --------------------------------------
Eaton Automotive G.m.b.H.                                 Germany           100%        Eaton G.m.b.H.
Eaton Controls Verwaltungs G.m.b.H.                       Germany           100%
Eaton Controls G.m.b.H. & Co. K.G.
  (Partnership)                                           Germany            99.5%      Eaton Yale Ltd.
                                                                               .5%      Eaton Controls Verwaltungs G.m.b.H.
Kirsten Verwaltungs G.m.b.H.                              Germany           100%        Eaton Controls G.m.b.H. & Co. K.G.
Eaton Technologies Limited                                Hong Kong         100%        Eaton International Corporation
Eaton S.p.A.                                              Italy              99.9053%
                                                                               .0947%   Eaton B.V.
Eaton EST S.p.A.                                          Italy              99%
                                                                              1%        Eaton S.p.A.
Eaton Automotive S.p.A.                                   Italy              99.999%    Eaton S.p.A.
                                                                               .001%   Eaton EST S.p.A.
Eaton Controls S.p.A.                                     Italy              99.9998%  Eaton S.p.A.
                                                                               .0002%   Eaton EST S.p.A.
Eaton Commerciale S.r.l.                                  Italy                55%      Eaton Automotive S.p.A.
Eaton Finance S.p.A.                                      Italy                50%      Eaton EST S.p.A.
                                                                               50%      Eaton Controls S.p.A.
Eaton Japan Co., Ltd.                                     Japan               100%
Eaton International Inc.                                  Liberia             100%
Condura, S.A. de C.V.                                     Mexico              100%      Eaton International Corporation
Cutler-Hammer Mexicana, S.A.                              Mexico              100%      Eaton International Corporation
Eaton Manufacturera S.A. de C.V.                          Mexico              53.9471%
Eaton s.a.m.                                              Monaco              100%
Eaton B.V.                                                Netherlands         100%
Eaton Finance N.V.                                        Netherlands
                                                           Antilles            55%       Eaton International Inc.
                                                                               45%
Eaton Electrical Components Limited                       New Zealand       99.98%
                                                                              .02%       Eaton International Inc.
Eaton Services Pte., Ltd.                                 Singapore           100%       Eaton International Corporation
Eaton Limited                                             South Korea         100%
Eaton S.A.                                                Spain                50.14%    Eaton B.V.
                                                                               49.29%
Eaton Ros S.A.                                            Spain                66.025%   Kirsten Verwaltungs G.m.b.H.
Productos Eaton Livia S.A.                                Spain                52%       Eaton B.V.
                                                                               28%       Eaton S.A. (Spain)
Eaton Limited                                             Taiwan            80.58%       Eaton International Corporation
                                                                            19.42%
Eaton Credit Limited                                      United Kingdom      100%       Eaton Limited (U.K.)
Eaton Limited                                             United Kingdom      100%
Foreign Sales Corporation                                 U.S. Virgin
                                                            Islands           100%



(A) Other Eaton subsidiaries, most of which are inactive, are not listed above.  They are treated as consolidated subsidiaries and, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.
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